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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2002

Osmonics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12714 (Commission File Number)	41-0955959 (IRS Employer Identification Number)
5951 Clearwater Drive Minnetonka, Minnesota (Address of Principal Executive Office)		55343 (Zip Code)

(952) 933-2277
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On December 30, 2002, Osmonics, Inc. (NYSE:OSM) announced it has received early termination of the Hart-Scott-Rodino antitrust waiting period regarding the planned merger of Osmonics with a wholly owned subsidiary of General Electric Company. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.
    99.1
    Press Release of Osmonics, Inc. issued December 30, 2002: Osmonics Announces Early Termination of Hart-Scott-Rodino Waiting Period.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMONICS, INC.
Date: December 30, 2002	By:	/s/ D. DEAN SPATZ Name: D. Dean Spatz Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release of Osmonics, Inc. issued December 30, 2002: Osmonics Announces Early Termination of Hart-Scott-Rodino Waiting Period.

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  ITEM 5. Other Events.
  ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX